Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-261116 and No. 333-252422 on Form S-1 and Registration Statement No. 333- 254621 on Form S-8 of our reports dated March 1, 2022, relating to the financial statements of UWM Holdings Corporation and the effectiveness of UWM Holdings Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Detroit, Michigan
March 1, 2022